Exhibit 99.1

Light & Wonder Announces Completion of OpenBet Divestiture

Final Step in Streamlining Portfolio as the Leading Cross-Platform Global Games Company

Generates Approximately $800 Million in Gross Proceeds

Facilitates Path to Achieve Targeted Net Debt Leverage Ratio(1) Range of 2.5x to 3.5x

Advances Ability to Return Capital to Shareholders and Invest in Key Growth Initiatives

LAS VEGAS – September 30, 2022 – Light & Wonder, Inc. (NASDAQ: LNW) (“Light & Wonder,” “L&W” or the “Company”) today completed the previously announced sale of its Sports Betting Business, OpenBet, to Endeavor Group Holdings, Inc. (NYSE: EDR) (“Endeavor”), for total gross proceeds of approximately $800 million, consisting of $750 million in cash, subject to certain customary adjustments, and 2,305,794 shares of Class A common stock of Endeavor.

The sale marks the final step, as part of the Company’s strategic plan announced in June 2021, to streamline the organization and transform the Company.  Additionally, the sale positions OpenBet to build on their exceptional track record of innovation as part of Endeavor. Light & Wonder has rapidly delivered on key commitments, including strengthening the balance sheet and positioning the Company to unlock tremendous value as the leading cross-platform global games company.

“With the completion of the OpenBet divestiture and our now streamlined organization, Light & Wonder is well positioned to execute on our growth strategy with a singular focus on building great games fully cross-platform,” said Matt Wilson, interim Chief Executive Officer of Light & Wonder. “With our R&D engine and world class talent at our core, we have an unparalleled ability to leverage our leading industry positions, evergreen franchises and unmatched platforms to drive sustainable differentiation and significant value. I want to thank our teams for their hard work and dedication to ensure a quick and successful completion of this important transaction. Endeavor is the right partner for OpenBet and we wish our OpenBet colleagues all the best on this exciting new chapter.”

“Importantly, with the completion of this sale, we have delivered on our key priority to transform our balance sheet, with a clear path to achieving our Targeted Net Debt Leverage Ratio(1) range of 2.5x to 3.5x. With our high mix of recurring and digital revenues, double-digit growth profile, $1.4 billion of 2025 Targeted Consolidated AEBITDA(1) and strong cash flow, we have created an opportunity to generate significant excess capital. Our enhanced financial flexibility accelerates our ability to return substantial capital to shareholders through our share repurchase program, while also pursuing our key growth initiatives, enabling us to unlock tremendous shareholder value going forward.”

(1)	Represents a non-GAAP financial measure. Additional information on non-GAAP financial measures presented herein is available at the end of this release.

Advisors

Oakvale Capital LLP and Macquarie Capital (USA) Inc. served as financial advisors and Cravath, Swaine & Moore LLP served as legal counsel to Light & Wonder.

About Light & Wonder, Inc.

Light & Wonder, Inc. (formerly known as Scientific Games Corporation), is a global leader in cross-platform games and entertainment. The Company brings together 5,000 employees from six continents to connect content between land-based and digital channels with unmatched technology and distribution. Guided by a culture that values daring teamwork and creativity, the Company builds new worlds of play, developing game experiences loved by players around the globe. Its OpenGaming™ platform powers the largest digital-gaming network in the industry. The Company is committed to the highest standards of integrity, from promoting player responsibility to implementing sustainable practices. To learn more, visit lnw.com.

Forward-Looking Statements

In this press release, Light & Wonder makes “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, including statements relating to financial targets. Forward-looking statements can generally be identified by words such as “achieve,” “target,” “opportunity,” “will,” “may,” and “should” or similar terminology. These statements are based upon Light & Wonder’s management’s current expectations, assumptions and estimates and are not guarantees of timing, future results or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including any inability to further de-lever or refinance our indebtedness and position the Company for enhanced growth and those factors described in Light & Wonder’s filings with the Securities and Exchange Commission (the “SEC”), including Light & Wonder’s current reports on Form 8-K, quarterly reports on Form 10-Q and its latest annual report on Form 10-K filed with the SEC on March 1, 2022 (including under the headings “Forward-Looking Statements” and “Risk Factors”). Forward-looking statements speak only as of the date they are made and, except for Light & Wonder’s ongoing obligations under the U.S. federal securities laws, Light & Wonder undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Targeted Net Debt Leverage Ratio

Net debt is defined as total principal face value of debt outstanding, the most directly comparable GAAP measure, less cash and cash equivalents. Principal face value of debt outstanding includes the face value of debt issued under Senior Secured Credit Facilities, Senior Notes and Subordinated Notes, which are all described in Note 15 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 and in Note 11 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, but it does not include other long term obligations primarily comprised of certain revenue transactions presented as debt in accordance with ASC 470. Net debt leverage ratio, represents Net debt divided by Consolidated AEBITDA (or Combined AEBITDA for prior periods) (as defined below). The forward-looking non-GAAP financial measure targeted net debt leverage ratio is presented on a supplemental basis and does not reflect Company guidance. We are not providing a forward-looking quantitative reconciliation of targeted net debt leverage ratio to the most directly comparable GAAP measure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the relevant period.

Targeted Consolidated AEBITDA

Consolidated AEBITDA, is a non-GAAP financial measure that is presented as a supplemental disclosure of the Company’s continuing operations. Consolidated AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company’s financial statements filed with the SEC. Consolidated AEBITDA may differ from similarly titled measures presented by other companies. Consolidated AEBITDA is reconciled to Net income (loss) attributable to the Company and includes the following adjustments: (1) Net income attributable to noncontrolling interest; (2) Net income from discontinued operations, net of tax; (3) Restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management restructuring and related costs; (iii) restructuring and integration; (iv) cost savings initiatives; (v) major litigation; and (vi) acquisition costs and other unusual items; (4) Depreciation, amortization and impairment charges and Goodwill impairments; (5) Loss on debt financing transactions; (6) Change in fair value of investments and (Gain) loss on remeasurement of debt and other; (7) Interest expense; (8) Income tax expense; (9) Stock-based compensation; and (10) Other income, net, including foreign currency (gains) and losses, and earnings from equity investments. AEBITDA is presented exclusively as our segment measure of profit or loss. The forward-looking non-GAAP financial measure Targeted Consolidated AEBITDA represents a goal for the Company and does not reflect Company guidance. We are not providing a forward-looking quantitative reconciliation of Targeted Consolidated AEBITDA to the most directly comparable GAAP measure because we are unable to do so without unreasonable efforts or to reasonably estimate the projected outcome of certain significant items. These items are uncertain, depend on various factors out of our control and could have a material impact on the corresponding measures calculated in accordance with GAAP.

Combined AEBITDA

Combined AEBITDA, is a non-GAAP financial measure that combines Consolidated AEBITDA (representing our continuing operations), AEBITDA from discontinued operations and EBITDA from equity investments included in continuing operations and is presented as a supplemental disclosure. Combined AEBITDA should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company’s financial statements filed with the SEC. Combined AEBITDA may differ from similarly titled measures presented by other companies.

AEBITDA from Discontinued Operations

AEBITDA from discontinued operations, is a non-GAAP financial measure that is presented as a supplemental disclosure for the Company’s discontinued operations. AEBITDA from discontinued operations should not be considered in isolation of, as a substitute for, or superior to, the consolidated financial information prepared in accordance with GAAP, and should be read in conjunction with the Company’s financial statements filed with the SEC. AEBITDA from discontinued operations may differ from similarly titled measures presented by other companies. AEBITDA from discontinued operations is reconciled to Net income from discontinued operations, net of tax and includes the following adjustments: (1) Restructuring and other, which includes charges or expenses attributable to: (i) employee severance; (ii) management restructuring and related costs; (iii) restructuring and integration; (iv) cost savings initiatives; (v) major litigation; and (vi) acquisition costs and other unusual items; (2) Depreciation, amortization and impairment charges and Goodwill impairments; (3) Income tax expense; and (4) Stock-based compensation and other, net. In addition to the preceding adjustments, we exclude Earnings from equity investments and add (without duplication) discontinued operations pro rata share of EBITDA from equity investments, which represents their share of earnings (whether or not distributed) before income tax expense, depreciation and amortization expense, and interest expense, net of our joint ventures and minority investees, which is included in our calculation of AEBITDA from discontinued operations.

EBITDA from Equity Investments

EBITDA from equity investments, represents our share of earnings (loss) (whether or not distributed to us) plus income tax expense, depreciation and amortization expense (inclusive of amortization of payments made to customers for LNS), interest (income) expense, net, and other non-cash and unusual items from our joint ventures and minority investees. EBITDA from equity investments is a non-GAAP financial measure that is presented as supplemental disclosure for illustrative purposes only.

CONTACTS

Investor Inquiries

Jim Bombassei, Senior Vice President of Investor Relations
jbombassei@lnw.com

Media Inquiries

media@lnw.com